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                                      WICOR, Inc.
                          1992 DIRECTOR STOCK OPTION PLAN
                            AS AMENDED DECEMBER 15, 1998

I.   PURPOSE.

      The purpose of the WICOR, Inc. 1992 Director Stock Option Plan (the "Plan") is to promote the best interests of WICOR, Inc. (the "Company") and its shareholders by providing a means to attract and retain directors of exceptional competence who are not employees of the Company or any subsidiary or affiliate thereof ("Eligible Directors") and to provide opportunities for stock ownership by such Eligible Directors which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the Company's shareholders.

II.   SECURITIES SUBJECT TO THE PLAN.

      Subject to adjustment as provided in Section XI hereof, an aggregate of 300,000 shares of the Company's common stock, $1 par value ("Common Stock"), may be issued to Eligible Directors upon the exercise of options granted under the Plan ("Options"). The shares of Common Stock deliverable upon the exercise of Options may be from authorized but unissued shares of the Company or shares reacquired by the Company and held as treasury shares; provided, however, that shares of Common Stock deliverable upon the exercise of Options bearing Grant Dates (as hereinafter defined) on or after December 31, 1998, shall be shares of Common Stock reacquired by the Company and held as treasury shares. In the event that an Option granted under the Plan expires, is cancelled or terminates unexercised as to any shares of Common Stock covered thereby, if shares of Common Stock are used to satisfy the Company's tax withholding obligations, or if shares of Common Stock are delivered to the Company as payment of the Purchase Price (as hereinafter defined) upon exercise, such shares shall thereafter be available for the granting of additional Options under the Plan.

III.   EFFECTIVE DATE:  DURATION OF PLAN.

      The Plan shall become effective as of the date of its adoption by the Company's Board of DirectorsThe Plan shall terminate (a) when the total number of shares of Common Stock with respect to which Options may be granted have been issued, or (b) by action of the Board of Directors pursuant to Section XIV hereof, whichever shall first occur.

IV.   ADMINISTRATION.

      The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors. Grants of Options under the Plan and the amount and nature of the awards to be granted shall be automatic as described in Section VI hereof.
However, all questions regarding interpretation, administration and application of the Plan, any related agreements and instruments, and the value of shares of Common Stock subject to Options shall be subject to the good faith determination of the Committee, which determination shall be final and binding

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VI.   OPTIONS.

      (a) Grant of Options. Subject to adjustment as provided in Section XI, as long as this Plan is effective and has not been terminated, on the fourth Tuesday in February of each year, commencing February 23, 1993, each Eligible Director shall automatically receive an Option to purchase Four Thousand (4,000)shares of Common Stock. Any date on which an Eligible Director receives an Option shall be referred to as a "Grant Date".

      (b) Purchase Price. The purchase price at which shares of Common Stock may be purchased pursuant to Options granted under the Plan shall be equal to the mean of the high and low prices for shares of Common Stock as reported in consolidated trading for securities traded on the New York Stock Exchange (or in the principal market on which the Common Stock is traded, if other than on the New York Stock Exchange) on the Grant Date (or if no sales occurred on such date, the average of the high and low prices for shares of Common Stock as reported in consolidated trading for securities traded on the New York Stock Exchange or on such other principal market on the last preceding date on which sales of Common Stock occurred) (the "Purchase Price").

      (c) Option Period. Subject to the following sentence, an Option granted under the Plan may be exercised at any time while the Eligible Director holding the Option remains a director of the Company and within two
(2) years after an Eligible Director ceases to be a director of the Company. No Option granted under the Plan shall be exercisable after the expiration of ten (10) years from the Grant Date of such Option.

      (d) Exercise of Options. An Option shall be exercised in whole or in part only by delivery of written notice to the Company setting forth the number of shares with respect to which the Option is to be exercised and the address to which the certificates for such shares are to be mailed, together with cash or its equivalents (including checks, bank drafts or postal or express money orders payable to the order of the Company) and/or such other consideration (including previously acquired shares of Common Stock or shares of Common Stock issuable upon exercise of the Option) as may be approved by the Committee, in an amount equal to the aggregate Purchase Price of such shares. Any shares of Common Stock tendered by an Eligible Director in connection with the exercise of an Option shall be valued as of the date of exercise in accordance with Section VI(b) of the Plan. As soon as practicable after receipt of such written notification and payment, the Company shall deliver to the Eligible Director certificates for the number of the shares with respect to which such Option has been so exercised, issued in the Eligible Director's name.

      (e) Transferability of Options. Options shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Eligible Director's lifetime only by such Eligible Director or by his or her guardian or legal representative.

      (f) Termination. Except as expressly provided herein, an Option shall terminate on the earlier of:

         (i)     its expiration date as provided above; or
         (ii) two (2) years after the Eligible Director ceases to be a director of the Company.

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VII.   MANDATORY HOLDING PERIOD FOR COMMON STOCK.

      Shares of Common Stock delivered by the Company upon the exercise of an Option may not be sold by the Eligible Director or other holder thereof within the six- (6) month period following the Grant Date of such Option unless such a sale is consummated with the written consent of the Committee. The Company may place a legend which sets forth this six- (6) month transfer restriction on any certificate representing shares of Common Stock delivered upon the exercise of an Option within six (6) months of the Grant Date.

VIII.   REQUIREMENTS IMPOSED BY LAW.

      The Company is not required to sell or issue any shares of Common Stock under any Option if the issuance of such shares constitutes a violation by the Eligible Director or by the Company of any provisions of any law or regulation of any governmental authority or national securities exchange. Any such determination by the Committee shall be final, binding and conclusive.

IX.   NO RIGHTS AS SHAREHOLDERS WITH RESPECT TO OPTIONS.

      An Eligible Director shall not have rights as a shareholder with respect to shares of Common Stock covered by an Option except to the extent that an Option has been exercised, the Purchase Price paid and a stock certificate issued therefor.

X.   NO RIGHT TO CONTINUE AS A DIRECTOR.

      The granting of any Option shall not impose upon the Company or its shareholders any obligation to continue to retain an Eligible Director as a member of the Company's Board of Directors, and the right of the Company or its shareholders to remove an Eligible Director shall not be diminished or affected in any way by reason of the fact that an Option has been granted to such director.

XI.   ADJUSTMENT OF AND CHANGES IN COMMON STOCK.

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or stock of the Company, the aggregate number and kinds of shares of Common Stock authorized by the Plan, the number and kind of shares covered by outstanding options granted under the Plan and the Purchase Price for each Option shall be automatically adjusted.

XII.   NON-STATUTORY OPTIONS.

      All Options granted under the Plan shall be non-statutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended.


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XIII.   WITHHOLDING.

      In the event the Company determines that it is required to withhold Federal or state income tax as a result of the exercise of any Option, it may require the Eligible Director to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements as a condition to the exercise of the Option.

XIV.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

   The Company's Board of Directors may, subject to applicable law and the shareholder approval requirements of the New York Stock Exchange, suspend, terminate, revise or amend the Plan in any respect whatsoever (including amending the Plan from time to time to cause it to continue to comply with the rules of the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended (the "Section 16 Rules")); provided, however, that no such suspension, termination, revision or amendment shall become effective if it would cause the Plan to cease to comply with the
Section 16 Rules. Without limitation, the Board of Directors shall have the right from time to time to amend the first sentence of Section VI(a) of the Plan to provide that each of the Options to be automatically granted at the times specified in the Plan to the Eligible Directors shall cover such number of shares of Common Stock not less than Two Hundred (200) and not more than Four Thousand (4,000) shares as determined at the time of amendment of
Section VI(a) by the Board of Directors. Notwithstanding the foregoing, the provisions of Sections V and VI of the Plan may not be amended more than once in any six (6)-month period other than to comply with changes in the Internal Revenue Code or the rules thereunder.

XV.   NOTICE.

      Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Secretary of the Company at the Company's principal executive office, and shall become effective upon receipt.

XVI.   FRACTIONAL SHARES.

      No fractional share of Common Stock shall be issued pursuant to the exercise of an Option, but in lieu thereof, the cash value of such fractional share shall be paid.

XVII.   SECTION 16 COMPLIANCE.

      Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan or action by the Committee or the Company's Board of Directors fail to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Company's Board of Directors.